Exhibit 99.1

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	January 25, 2007
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS ANNUAL AND FOURTH QUARTER 2006 EARNINGS

New Orleans, Louisiana. Whitney Holding Corporation (NASDAQ—WTNY) earned $145 million for the year ended December 31, 2006, compared with annual net income of $102 million for 2005. Per share earnings were $2.24 per basic share and $2.20 per diluted share in 2006, compared to $1.65 and $1.63, respectively, in 2005. Whitney saw a rapid build-up of deposits following the late-summer hurricanes of 2005 that impacted parts of Whitney’s market area, and the funds retained from these deposits during 2006 were a major factor behind the significant growth in average earning assets and net interest income compared to 2005. Annual average deposits in 2006 were up 17%, or $1.3 billion, from 2005. The results for 2006 included approximately $16 million in expenses associated with the storms. This total included both the cost to implement initiatives that reduced the exposure of the Company’s operations to future disasters and improved operational resilience as well as certain increased operating costs and additional expenditures and charges directly related to the 2005 storms. Approximately $5 million of storm-related expenses were recognized in 2005. Management’s initial assessment of the storms’ impact on credit quality was the main factor in the $38 million annual provision for loan losses in 2005.
Whitney earned $33.9 million in the quarter ended December 31, 2006, compared with net income of $35.1 million for the fourth quarter of 2005. Per share earnings were $.52 per basic share and $.51 per diluted share in 2006’s fourth quarter, compared to $.56 and $.55, respectively, for the year-earlier period. The results for the fourth quarter of 2006 included approximately $4.9 million in expenses associated with the 2005 hurricanes. The components of these expenses are discussed in more detail below. The current quarter’s results were also affected by a reduction in average

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earning assets and deposits relative to the third quarter of 2006, as discussed below. The storms’ impact on earnings for the fourth quarter of 2005 was mainly reflected in a $3.3 million charge for disaster-response costs and losses, the loss of certain revenue and the recognition of a $1.9 million Federal income tax credit available to businesses in the storm-affected areas.

 HIGHLIGHTS OF FOURTH QUARTER FINANCIAL RESULTS
●
Whitney’s net interest income (TE) for the fourth quarter of 2006 increased $10.6 million, or 10%, compared to the fourth quarter of 2005, on a 7% increase in average earning assets and a wider net interest margin. The net interest margin (TE) was 5.14% for the fourth quarter of 2006, up 11 basis points from the year-earlier period. The overall yield on earning assets increased 78 basis points from the fourth quarter of 2005. The main factor behind this yield improvement was the rise in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio plus higher yields on investment securities and short-term liquidity-management investments. The cost of funds increased 67 basis points between the fourth quarters of 2005 and 2006. This increase was driven by higher competitive market rates as well as a shift in the funding mix to higher-cost sources which stemmed in part from the anticipated reduction in and reallocation of some of the post-storm deposit accumulations. Net interest income (TE) for the fourth quarter of 2006 was down $2.8 million, or 2%, from the current year’s third quarter, on a comparable percentage decrease in average earning assets and a 3-basis point decline in the net interest margin.

●
Average total loans for the quarter, including loans held for sale, were up 6%, or $417 million, compared to the fourth quarter of 2005, with approximately 5%, or $310 million, associated with the operations of 1st National Bank & Trust that was acquired in April 2006. There was net loan growth of 3%, or approximately $198 million, from the end of 2006’s third quarter through year end, mainly from commercial activity and demand from private banking customers in Louisiana and Texas. Total average earning assets for the quarter were up a net 7%, or $638 million, compared to the fourth quarter of 2005, but were down 2%, or $158 million, from 2006’s third quarter.

●	Average deposits in the fourth quarter of 2006 were up 3%, or $206 million, compared to the fourth quarter of 2005, largely reflecting the deposits from 1st National’s

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operations. The current quarter’s average deposits were 3%, or $219 million, lower than in the third quarter of 2006, reflecting in part an anticipated reduction in the post-storm deposit accumulation that was also evident in the third quarter. Although significant additional government funds to support the rebuilding process are becoming available in the storm-impacted markets, only limited distributions had been made by the end of 2006. The extent to which these funds will impact Whitney’s deposit base and the timing of any such impact are uncertain.

●
Whitney made a $1.0 million provision for credit losses in the fourth quarter of 2006, compared to a provision of $.6 million in the fourth quarter of 2005. The total of loans criticized through the Company’s credit risk-rating process increased $5 million during the fourth quarter of 2006. The further downgrade of two storm-impacted credits contributed to some increase in the risk posture of the criticized loan pool. Recoveries exceeded loan charge-offs by $.4 million in 2006’s fourth quarter, compared to a $.9 million net charge-off in the fourth quarter of 2005.

●
Noninterest income increased 15%, or $2.7 million, from the fourth quarter of 2005. Improvements were noted in a number of income categories, reflecting internal growth, contributions from acquired operations and, for certain categories, the special post-storm conditions that affected performance in the year-earlier period. Deposit service charge income was up 17%, or $1.1 million, compared to the fourth quarter of 2005. Whitney’s ability to generate deposit service charges had been severely limited in the fourth quarter of 2005 by a post-storm deposit build-up and storm-related disruptions to normal customer and bank activity. Bank card fees, both credit and debit cards, increased a combined 9%, or $.3 million, in the fourth quarter of 2006. Total transaction volume was up moderately compared to the fourth quarter of 2005 which had seen a post-storm surge in debit card activity by dislocated customers. The addition of 1st National’s trust business, ongoing customer development efforts and improved market conditions helped increase trust service fees by 32%, or $.8 million, for the fourth quarter of 2006. The categories comprising other noninterest income increased a combined $.9 million compared to the fourth quarter of 2005. The 2005 results had been impacted by storm-related waivers of ATM transaction fees and the loss of revenue during the temporary closure of the main office parking facility in New Orleans.

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●
Noninterest expense in the fourth quarter of 2006 increased 15%, or $11.1 million, from 2005’s fourth quarter. The expense associated with initiatives to reduce Whitney’s exposure to disasters and to make its disaster recovery plans and operating arrangements more resilient totaled approximately $2.9 million for the fourth quarter of 2006. This total includes both recurring items that mainly impact the occupancy and data processing and equipment expense categories, as well as certain periodic or nonrecurring items, such as $.7 million for contingency housing contracts, $.3 million for professional services and $.3 million for redundant telecommunication services during the system upgrade. As a result of the catastrophic 2005 storm season, the Company also saw the cost of its casualty insurance coverage increase by $.9 million for the fourth quarter of 2006. In addition, Whitney expensed disaster-response costs, insurance claim management fees and casualty and operating losses totaling $1.1 million in the fourth quarter of 2006 and $6.0 million for the full year. For 2005 the comparable charges totaled $3.3 million for the fourth quarter and $4.4 million for the annual period. These charges, together with the cost of the contingency housing, have been reported in the total of other noninterest expense. In the fourth quarter of 2005, storm-related disruptions to the operations of both Whitney and its vendors had reduced certain expense categories below normal levels, but these disruptions also caused a loss of office rental revenue that is netted in occupancy expense. The Company made a $.5 million contribution to its employee disaster-relief fund in 2005’s fourth quarter.

Incremental operating costs associated with 1st National totaled approximately $1.8 million in the fourth quarter of 2006, and the amortization of intangibles acquired in this transaction added another $.7 million to expense for the current year’s fourth quarter. Whitney’s personnel expense increased 4%, or $1.8 million, in total, including approximately $1.1 million for the 1st National staff. In addition to the storm-related factors mentioned earlier, the 45%, or $2.7 million, increase in net occupancy expense in the fourth quarter of 2006 was driven by work on a number of deferred maintenance and repair projects, the cost of acquired operations, de novo branch expansion and the completion of capital projects on storm-damaged facilities. As the work to improve the Company’s disaster-risk profile wound down, management started or resumed a number

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of projects to enhance systems and products, and the related consulting costs are a major factor in the $2.4 million increase in the expense for legal and other professional services.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future. The forward-looking statements made in this release include, but may not be limited to, expectations about our operational resiliency in the event of natural disasters and comments on deposit trends and the availability of government funds in areas impacted by the 2005 storms.
Whitney’s ability to accurately project results or predict the results of operations, or the actual effect of future plans or strategies is inherently limited. Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements. Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands, except per share data)	2006	2005	2006	2005
INCOME DATA
Net interest income	$116,954	$106,426	$471,211	$387,099
Net interest income (tax-equivalent)	118,531	107,907	477,423	392,979
Provision for credit losses	1,000	580	3,720	37,580
Noninterest income	21,024	18,328	84,791	82,235
Net securities gains in noninterest income	-	-	-	68
Noninterest expense	87,170	76,077	338,473	286,398
Net income	33,892	35,149	144,645	102,349

AVERAGE BALANCE SHEET DATA
Loans	$6,960,981	$6,512,421	$6,776,794	$6,137,676
Investment securities	1,913,703	1,669,861	1,824,646	1,836,228
Earning assets	9,162,597	8,524,522	9,349,262	8,098,998
Total assets	10,039,062	9,539,789	10,242,838	8,903,321
Deposits	8,179,884	7,973,830	8,476,954	7,224,426
Shareholders' equity	1,126,915	952,579	1,065,303	935,362

PER SHARE DATA
Earnings per share
Basic	$.52	$.56	$2.24	$1.65
Diluted	.51	.55	2.20	1.63
Cash dividends per share	$.27	$.25	$1.08	$.98
Book value per share, end of period	$16.88	$15.17	$16.88	$15.17
Trading data
High sales price	$35.88	$29.93	$37.26	$33.69
Low sales price	31.23	24.14	27.27	24.14
End-of-period closing price	32.62	27.56	32.62	27.56
Trading volume	10,932,005	16,175,745	49,401,341	50,434,066

RATIOS
Return on average assets	1.34%	1.46%	1.41%	1.15%
Return on average shareholders' equity	11.93	14.64	13.58	10.94
Net interest margin	5.14	5.03	5.11	4.85
Dividend payout ratio	52.79	45.05	48.85	60.26
Average loans as a percentage of average deposits	85.10	81.67	79.94	84.96
Efficiency ratio	62.46	60.27	60.20	60.28
Allowance for loan losses as a percentage of
loans, at end of period	1.08	1.37	1.08	1.37
Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	.81	1.03	.81	1.03
Average shareholders' equity as a percentage
of average total assets	11.23	9.99	10.40	10.51
Leverage ratio, at end of period	8.76	8.21	8.76	8.21

Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income
(excluding securities gains and losses).
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands)	2006	2005	2006	2005
ASSETS
EARNING ASSETS
Loans	$6,960,981	$6,512,421	$6,776,794	$6,137,676
Investment securities
Securities available for sale	1,649,403	1,441,405	1,584,593	1,608,391
Securities held to maturity	264,300	228,456	240,053	227,837
Total investment securities	1,913,703	1,669,861	1,824,646	1,836,228
Federal funds sold and short-term investments	265,285	288,420	721,388	87,798
Loans held for sale	22,628	53,820	26,434	37,296
Total earning assets	9,162,597	8,524,522	9,349,262	8,098,998
NONEARNING ASSETS
Goodwill and other intangible assets	317,174	231,504	293,475	204,729
Accrued interest receivable	47,820	52,464	47,948	39,750
Other assets	588,055	823,425	637,338	625,968
Allowance for loan losses	(76,584)	(92,126)	(85,185)	(66,124)

Total assets	$10,039,062	$9,539,789	$10,242,838	$8,903,321

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$994,747	$972,215	$1,055,979	$919,722
Money market investment deposits	1,201,001	1,134,159	1,172,964	1,191,736
Savings deposits	999,225	971,406	1,123,647	829,777
Other time deposits	754,650	722,449	750,557	723,396
Time deposits $100,000 and over	1,386,441	1,219,056	1,339,829	1,120,566
Total interest-bearing deposits	5,336,064	5,019,285	5,442,976	4,785,197
Short-term and other borrowings	629,050	507,708	582,845	661,682
Total interest-bearing liabilities	5,965,114	5,526,993	6,025,821	5,446,879
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,843,820	2,954,545	3,033,978	2,439,229
Accrued interest payable	18,945	11,028	16,405	8,474
Other liabilities	84,268	94,644	101,331	73,377
Total liabilities	8,912,147	8,587,210	9,177,535	7,967,959
SHAREHOLDERS' EQUITY	1,126,915	952,579	1,065,303	935,362

Total liabilities and shareholders' equity	$10,039,062	$9,539,789	$10,242,838	$8,903,321

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,197,483	$2,997,529	$3,323,441	$2,652,119
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31	December 31
(dollars in thousands)	2006	2005
ASSETS
Cash and due from financial institutions	$318,165	$554,827
Federal funds sold and short-term investments	314,079	805,758
Loans held for sale	26,966	46,678
Investment securities
Securities available for sale	1,612,513	1,413,763
Securities held to maturity	273,580	227,688
Total investment securities	1,886,093	1,641,451
Loans	7,050,416	6,560,597
Allowance for loan losses	(75,927)	(90,028)
Net loans	6,974,489	6,470,569
Bank premises and equipment	175,109	151,978
Goodwill	291,876	204,089
Other intangible assets	23,327	26,304
Accrued interest receivable	48,130	52,808
Other assets	127,646	154,544
Total assets	$10,185,880	$10,109,006

LIABILITIES
Noninterest-bearing demand deposits	$2,947,997	$3,301,227
Interest-bearing deposits	5,485,311	5,303,609
Total deposits	8,433,308	8,604,836
Short-term and other borrowings	516,927	433,350
Accrued interest payable	17,940	10,538
Other liabilities	104,743	99,239
Total liabilities	9,072,918	9,147,963
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800
Capital surplus	343,697	250,174
Retained earnings	812,644	738,655
Accumulated other comprehensive income	(41,015)	(21,223)
Treasury stock at cost	(5,164)	(9,363)
Total shareholders' equity	1,112,962	961,043
Total liabilities and shareholders' equity	$10,185,880	$10,109,006
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands, except per share data)	2006	2005	2006	2005
INTEREST INCOME
Interest and fees on loans	$133,531	$110,995	$502,921	$390,058
Interest and dividends on investments	21,671	17,023	79,452	74,606
Interest on federal funds sold and
short-term investments	3,528	2,965	33,998	3,421
Total interest income	158,730	130,983	616,371	468,085
INTEREST EXPENSE
Interest on deposits	35,028	20,700	122,075	64,452
Interest on short-term and other borrowings	6,748	3,857	23,085	16,534
Total interest expense	41,776	24,557	145,160	80,986
NET INTEREST INCOME	116,954	106,426	471,211	387,099
PROVISION FOR CREDIT LOSSES	1,000	580	3,720	37,580
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	115,954	105,846	467,491	349,519
NONINTEREST INCOME
Service charges on deposit accounts	7,239	6,183	28,058	30,579
Bank card fees	3,786	3,470	14,999	11,972
Trust service fees	3,109	2,357	11,268	9,483
Secondary mortgage market operations	1,062	1,413	5,254	5,022
Other noninterest income	5,828	4,905	25,212	25,111
Securities transactions	-	-	-	68
Total noninterest income	21,024	18,328	84,791	82,235
NONINTEREST EXPENSE
Employee compensation	36,100	34,541	145,189	132,488
Employee benefits	8,466	8,203	35,027	33,020
Total personnel	44,566	42,744	180,216	165,508
Net occupancy	8,761	6,026	29,836	22,846
Equipment and data processing	6,107	4,077	21,083	17,344
Telecommunication and postage	2,969	2,578	10,795	9,154
Corporate value and franchise taxes	2,147	1,968	8,780	7,824
Legal and other professional services	3,798	1,357	11,663	6,091
Amortization of intangibles	2,746	2,255	10,426	8,261
Other noninterest expense	16,076	15,072	65,674	49,370
Total noninterest expense	87,170	76,077	338,473	286,398
INCOME BEFORE INCOME TAXES	49,808	48,097	213,809	145,356
INCOME TAX EXPENSE	15,916	12,948	69,164	43,007

NET INCOME	$33,892	$35,149	$144,645	$102,349

EARNINGS PER SHARE
Basic	$.52	$.56	$2.24	$1.65
Diluted	.51	.55	2.20	1.63

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	65,540,826	62,729,336	64,687,363	62,008,004
Diluted	66,635,770	63,533,521	65,853,149	62,953,293

CASH DIVIDENDS PER SHARE	$.27	$.25	$1.08	$.98
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	Fourth	Third	Fourth	Year Ended
	Quarter	Quarter	Quarter	December 31
	2006	2006	2005	2006	2005
EARNING ASSETS

Loans**	7.61%	7.61%	6.72%	7.41%	6.33%
Investment securities	4.79	4.67	4.37	4.63	4.34
Federal funds sold and short-term investments	5.28	5.15	4.08	4.71	3.90
Total interest-earning assets	6.95%	6.86%	6.17%	6.66%	5.85%

INTEREST-BEARING LIABILITIES

Interest-bearing deposits
NOW account deposits	1.00%	.88%	.55%	.78%	.52%
Money market investment deposits	2.85	2.67	1.22	2.26	1.00
Savings deposits	1.00	1.03	.90	1.01	.72
Other time deposits	3.36	3.11	2.12	2.98	1.76
Time deposits $100,000 and over	4.29	4.14	3.19	4.00	2.59
Total interest-bearing deposits	2.60	2.42	1.64	2.24	1.35

Short-term and other borrowings	4.26	4.30	3.01	3.96	2.50
Total interest-bearing liabilities	2.78%	2.61%	1.76%	2.41%	1.49%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	4.17%	4.25%	4.41%	4.25%	4.36%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax-equivalent) as a
percentage of average earning assets	5.14%	5.17%	5.03%	5.11%	4.85%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	1.81%	1.69%	1.14%	1.55%	1.00%
* Based on a 35% tax rate.
** Net of unearned income, before deducting the allowance for loan losses and including loans held for sale and loans accounted for on a nonaccrual basis.
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	Fourth	Fourth	Year Ended
	Quarter	Quarter	December 31
(dollars in thousands)	2006	2005	2006	2005
ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$74,633	$90,946	$90,028	$54,345
Allowance of acquired banks	-	-	2,908	3,648
Provision for credit losses	900	-	2,400	37,000
Loans charged off	(2,822)	(1,817)	(25,228)	(10,656)
Recoveries on loans previously charged off	3,216	899	5,819	5,691
Net loans (charged off) recovered	394	(918)	(19,409)	(4,965)
Allowance at end of period	$75,927	$90,028	$75,927	$90,028

Annualized net charge-offs (recoveries) as a percentage
of average loans	(.02)%	.06%	.29%	.08%

Annualized gross charge-offs as a percentage of
average loans	.16%	.11%	.37%	.17%

Recoveries as a percentage of gross charge-offs	113.96%	49.48%	23.07%	53.41%

Allowance for loan losses as a percentage of
loans, at end of period	1.08%	1.37%	1.08%	1.37%

RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,800	$-	$580	$-
Provision for credit losses	100	580	1,320	580
Reserve at end of period	$1,900	$580	$1,900	$580

	December 31	September 30	December 31
(dollars in thousands)	2006	2006	2005
NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$55,992	$54,277	$65,565
Restructured loans	-	-	30
Total nonperforming loans	55,992	54,277	65,595
Foreclosed assets and surplus property	800	301	1,708
Total nonperforming assets	$56,792	$54,578	$67,303

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	.81%	.80%	1.03%

Allowance for loan losses as a percentage of
nonaccruing loans, at end of period	136%	138%	137%

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	136%	138%	137%

Loans 90 days past due still accruing	$7,574	$8,963	$13,728

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.11%	.13%	.21%
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